AMENDMENT NO. 2
                                       TO
                               PURCHASE AGREEMENT


      This Amendment No. 2 (this "Amendment") to the Purchase Agreement dated June 7, 2005, as amended, (the "Purchase Agreement") among IPEX, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Purchaser"), B Tech Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("B Tech"), Massimo Ballerini ("Ballerini") and Emanuele Boni ("Boni"), is entered into this 2nd day of November 2005. B Tech, Ballerini and Boni are collectively referred to in this Amendment as the "Sellers").

                                   WITNESSETH:

      WHEREAS, on June 7, 2005, the Purchaser and the Sellers entered into the Purchase Agreement, a copy of which is annexed hereto as Exhibit A;

      WHEREAS, on June 29, 2005, the Purchaser and the Sellers entered into Amendment No. 1 to the Purchase Agreement, a copy of which is annexed hereto as Exhibit B; and

      WHEREAS, the parties now desire to amend the Purchase Agreement as hereinafter set forth to further revise and clarify the calculation of the Valuation Price per Share as calculated in Section 2.2 of the Purchase Agreement.

      NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchase Agreement is hereby amended as follows:

      1. All capitalized terms not defined herein shall have the meanings of the ascribed to such terms in the Purchase Agreement.

      2. Section 2.2 of the Purchase Agreement is hereby amended to be and read as follows:

            "2.2 Purchase Price Adjustment. On the date ninety (90) days after the Closing Date (the "Valuation Date"), the Purchaser shall compute the price per share as the volume weighted average of closing prices of the Common Stock quoted on the OTC Bulletin Board for the twenty (20) trading days prior to the Valuation Date (the "Valuation Price per Share"). The number of shares of Common Stock to be issued on the Valuation Date shall be adjusted by dividing six million dollars ($6,000,000) by the Valuation Price per Share."

      3. Based upon the formula for calculating the Valuation Price per Share, as hereby revised pursuant to Section 2 above, the Purchaser and the Sellers hereby agree that the Valuation Price per Share equals $3.23.

      4. (A) This Amendment shall be construed and interpreted in accordance with the laws of the State of California without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

      (B) Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Purchase Agreement to the "Agreement," "hereinafter," "herein," "hereinafter," "hereunder," "hereof," or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

      (C) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of the date first stated above.


                                        PURCHASER
                                        IPEX, Inc.


                                        By:  /s/ Gerald Beckwith
                                           -------------------------------------
                                                 Gerald Beckwith
                                                 Chief Executive Officer

                                        SELLER
                                        B Tech Ltd.


                                        By:  /s/ Massimo Ballerini
                                           -------------------------------------
                                               Massimo Ballerini
                                               Director

                                        BALLERINI


                                        By: /s/ Massimo Ballerini
                                           -------------------------------------
                                                Massimo Ballerini

                                        BONI


                                        By: /s/ Emanuele Boni
                                           -------------------------------------
                                                Emanuele Boni


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                                    Exhibit A
                               Purchase Agreement

                                    Exhibit B
                      Amendment No. 1 to Purchase Agreement